                                                                       Exhibit 5

                                August 31, 1994

                                                                       REPLY TO:
                                                                BLOOMFIELD HILLS
                                                    DIRECT DIAL:  (810) 433-7421


FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan  49007

Attention:  Richard K. McCord

Greetings:

  We have acted as counsel to First of America Bank Corporation in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, registering shares of First of America Bank Corporation Common Stock issuable upon merger pursuant to the Agreement and Plan of Reorganization, dated as of June 28, 1994, among First of America Bank Corporation, First of America Acquisition Company and Presidential Holding Corporation (the "Merger Agreement").

  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and conducted interviews with officers as we considered necessary or appropriate for the purpose of this opinion.

  It is our opinion that First of America Bank Corporation Common Stock, when issued as provided in the Merger Agreement, will be legally issued, fully paid, and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement forming a part of the Registration Statement.

  This opinion is rendered pursuant to Item 21 of Form S-4 and Item 601 of Regulation S-K, may be relied upon only by you and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our prior written permission.

                                   VERY TRULY YOURS,

                                   HOWARD & HOWARD


                                   /s/ MARK A. DAVIS
                                   MARK A. DAVIS